Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Aspire International, Inc., for the quarter ending September 30, 2010, I, Bok Wong, Chief Executive Officer and Chief Financial Officer of Aspire International, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Aspire International, Inc.

Date: April 14, 2011	Aspire International, Inc.

	By:	/s/ Bok Wong
Name: Bok Wong
Title: Chief Executive Officer and
Chief Financial Officer